                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement on
Pre-Effective Amendment No. 2 to Form S-3 (File No. 333-127728) of Milestone
Scientific Inc. of our report, dated March 26, 2004, on our audit of the consolidated financial statements of Milestone Scientific Inc. and Subsidiaries for the year ended December 31, 2003, which report is included in the Annual
Report on Form 10-KSB of Milestone Scientific Inc. and Subsidiaries for the year ended December 31, 2004. We also consent to the reference to our Firm under the caption "Experts."

                                                      /s/J.H. Cohn LLP

Roseland, New Jersey
October 27, 2005